EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-231727) and Form S-8 (Nos. 333-232437, 033-55501, 333-27211, 333-78935, 333-91354, 333-126076, 333-151967, 333-164951, 333-175086, 333-185446, 333-197711, 333-197712, 333-206531 and 333-206532) of The Kroger Co. of our report dated April 1, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio
April 1, 2020

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